Exhibit 3.3

AMENDED AND RESTATED BY-LAWS
OF
WOODBRIDGE LIQUIDATION TRUST
(Effective August 21, 2019)

ARTICLE I
LIQUIDATION TRUST

1.1 STATUTORY TRUST.

Woodbridge Liquidation Trust (the “Trust”) is a statutory trust formed under and pursuant to the Delaware Statutory Trust Act, 12 Del. C. §§ 3801 et seq. (as amended, the “Delaware Act”).

1.2 CHARTER AND OTHER LAWS.

The Trust has been formed pursuant to the Certificate of Trust of the Trust filed with the Delaware Secretary of State on February 15, 2019 (the “COT”) and the Liquidation Trust Agreement of the Trust dated as of February 15, 2019 (as amended, the “LTA”). Except were the context otherwise requires, capitalized terms used in these By-Laws without definition are intended to have the meaning given to such terms in the LTA. The provisions of these By-Laws shall at all times be subject to and interpreted in accordance with the COT, the LTA, the Plan, and the Delaware Act. In the case of a conflict between any provision of these By-Laws and any provision of the LTA, the provision of the LTA shall prevail and govern.

ARTICLE II
CORPORATE OFFICES

2.1 PRINCIPAL OFFICE.

The location of the principal office of the Trust shall be determined as set forth in the LTA. The principal office of the Delaware Trustee shall be located at the place specified in the LTA.

2.2 OTHER OFFICES.

Other offices of the Trust may be located inside or outside of the State of Delaware inside or outside at such places as the Liquidation Trustee may designate.

ARTICLE III
LIQUIDATION TRUST SUPERVISORY
BOARD

3.1 POWERS

Subject to the provisions of the Delaware Act and any limitations in the COT or the LTA, the Liquidation Trust Supervisory Board (the “Board”) shall have all the rights and powers of a duly elected board of directors of a Delaware corporation and shall supervise the Liquidation Trustee in accordance with these By-Laws and the Plan.

3.2 NUMBER OF BOARD MEMBERS.

The authorized number of members of the Board (“Board Members”) shall be six (6). The Board Members shall consist of Jay Beynon, Dr. Raymond C. Blackburn, Terry Goebel, Lynn Myrick, John J. O’Neill and M. Freddie Reiss. Each Board Member shall be entitled to (ii) receive all information provided to any Board Member, (ii) participate in meetings and deliberations of the Board, and (ii) cast a single vote on all matters submitted to the Board for approval or other Board action.

3.3 APPOINTMENT AND TERM OF OFFICE OF BOARD MEMBERS.

Except as provided in Section 3.4 of these By-Laws, each Board Member, including a Board Member appointed to fill a vacancy, shall hold office until the expiration of the term, if any, for which appointed and until such Board Member’s successor is appointed or until such Board Member’s earlier death, resignation or removal.

3.4 RESIGNATION; APPOINTMENTS.

Any Board Member may resign at any time following written notice to the Liquidation Trustee and the other Board Members. Such resignation will become effective on the later to occur of (i) the day specified in such written notice and (ii) the date that is thirty (30) days after the date such notice is delivered. In the event that a Board Member is removed in accordance with Section 3.11, dies, becomes incapacitated, resigns or otherwise becomes unavailable for any reason, such Board Member’s replacement shall be appointed (a) in accordance with the Plan or (b) if the Plan does not specify the manner of appointment of such member’s replacement, by the Liquidation Trust Supervisory Board.

3.5 PLACE OF MEETINGS; MEETINGS BY TELEPHONE.

The Board may hold meetings, both regular and special, either within or outside the State of Delaware. Unless otherwise restricted by the COT, the LTA, the Plan, or these By-Laws, Board Members, or any committee designated by the Board, may participate in a meeting of the Board, or any committee, by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting pursuant to this bylaw shall constitute presence in person at the meeting.

3.6 REGULAR MEETINGS.

Regular meetings of the Board may be held without notice at such time and at such place as shall from time to time be determined by the Board.

3.7 SPECIAL MEETINGS; NOTICE.

Special meetings of the Board for any purpose or purposes may be called at any time by the chairperson of the Board, the Liquidation Trustee, or a majority of the authorized number of Board Members.  Notice of the time and place of special meetings shall be: (i) delivered personally by hand, by courier or by telephone; (ii) sent by United States first-class mail, postage prepaid; (iii) sent by facsimile; or (iv) sent by electronic mail, directed to each Board Member at that Board Member’s address, telephone number, facsimile number or electronic mail address, as the case may be, as shown on the Trust’s records.

If the notice is (i) delivered personally by hand, by courier or by telephone, (ii) sent by facsimile or (iii) sent by electronic mail, it shall be delivered or sent at least twenty-four (24) hours before the time of the holding of the meeting. If the notice is sent by United States mail, it shall be deposited in the United States mail at least four (4) days before the time of the holding of the meeting. Any oral notice may be communicated to the Board Member. The notice need not specify the place of the meeting (if the meeting is to be held at the Trust’s principal office) or the purpose of the meeting.

3.8 QUORUM.

At all meetings of the Board, a majority of the authorized number of Board Members shall constitute a quorum for the transaction of business. The vote of a majority of the Board Members present at any meeting at which a quorum is present shall be the act of the Board, except as may be otherwise specifically provided by the COT, the LTA, these By-Laws or the Plan.  A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of Board Members, if any action taken is approved by at least a majority of the required quorum for that meeting.

3.9 BOARD ACTION BY WRITTEN CONSENT WITHOUT A MEETING.

Unless otherwise restricted by the COT, the LTA, these By-Laws or the Plan, any action required or permitted to be taken at any meeting of the Board, or of any committee thereof, may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing or by electronic transmission and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

3.10 FEES AND COMPENSATION OF BOARD MEMBERS.

Each Board Member shall receive the compensation in respect of his or her services on the Board and the reimbursement of actual, reasonable and documented out-of-pocket costs and expenses that is specified in the LTA.

3.11 REMOVAL OF BOARD MEMBERS.

A Board Member may be removed from office at any time only by entry of a Bankruptcy Court order finding that cause exists to remove such Board Member, in accordance with the Plan.

3.12 CONFIDENTIALITY.

Each Board Member shall, while serving as a Board Member under the LTA, hold strictly confidential and not use for personal gain any material, non-public information of or pertaining to any person to which any of the Liquidation Trust Assets relate or of which he or she has become aware in his or her capacity as a Board Member.

3.13 DEFINITION OF ELECTRONIC TRANSMISSION.

An “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

3.14 ADVANCE NOTICE OF ITEMS TO BE CONSIDERED.

The Liquidation Trustee shall distribute or cause to be distributed to the Board Members, in advance of each meeting of the Board, an agenda for such meeting. The Liquidation Trustee shall use commercially reasonable efforts to cause the agenda to include, in reasonable detail, all motions or other items that are proposed for Board consideration at the meeting for which the agenda has been distributed, including any such motion or other item proposed by any Board Member and submitted to the Liquidation Trustee for inclusion in such agenda; provided, however, that the Liquidation Trustee shall have no obligation to include in any agenda any motion or other item proposed by a Board Member submitted to the Liquidation Trustee later than 10 business days before the meeting to which the agenda relates. No motion or other item proposed by any Board Member for Board consideration may be taken up, seconded, or deliberated or voted upon at any meeting unless such motion or other item has been included in an agenda for the meeting distributed in advance thereof by or on behalf of the Liquidation Trustee. Notwithstanding the foregoing sentence, a motion to take up, deliberate or vote upon a motion or other item not included in an agenda for the meeting distributed in advance thereof by or on behalf of the Liquidation Trustee may be made, seconded and voted upon with the affirmative vote of a majority of the Board Members present at the meeting at which a quorum is present.

ARTICLE IV
COMMITTEES

4.1 COMMITTEES OF BOARD MEMBERS.

The Board may designate one (1) or more committees, each committee to consist of one (I) or more of the Board Members of the Trust. The Board may designate one (1) or more Board Members as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.

4.2 COMMITTEE MINUTES.

Each committee shall keep regular minutes of its meetings and report the same to the Board when required.

ARTICLE V
LIQUIDATION TRUSTEE
AND OFFICERS

5.1 TRUSTEES.

The Trust shall have a Liquidation Trustee and a Delaware Trustee. The Liquidation Trustee and the Delaware Trustee each shall have such authority and perform such duties in the management of the business of the Trust as are prescribed by the LTA. In exercising his authority and performing his duties, the Liquidation Trustee shall be subject to such limitations, and shall be subject such supervision by the Board, as may be prescribed by the LTA.

5.1 OFFICERS.

The Board may have, at its discretion, a chairperson of the Board and the Trust may have such other officers of the Trust (each an “Officer” and together the “Officers”) as may be recommended by the Liquidation Trustee and appointed by the Board. Any number of offices may be held by the same person.

5.2 APPOINTMENT OF OFFICERS.

The Officers will be those Officers who are appointed from time to time by the Board. The Board shall have sole power and authority to appoint Officers. For the avoidance of doubt, the Liquidation Trustee and the Delaware Trustee are not Officers.

5.3 SUBORDINATE OFFICERS.

The Board may appoint, or empower the Liquidation Trustee or any chief executive officer or president to appoint, such other Officers and agents as the business of the Trust may require. Each of such Officers and agents shall hold office for such period, have such authority, and perform such duties as are provided in these By-Laws or as the Board may from time to time determine.

5.4 REMOVAL AND RESIGNATION OF OFFICERS.

Subject to the rights, if any, of an Officer under any contract of employment, any Officer may be removed, either with or without cause, by an affirmative vote of the majority of the Board at any regular or special meeting of the Board or, except in the case of an Officer chosen by the Board, by any Officer upon whom such power of removal may be conferred by the Board.

Any Officer may resign at any time by giving written notice to the Trust. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice. Unless otherwise specified in the notice of resignation, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the Trust under any contract to which the Officer is a party.

5.5 VACANCIES IN OFFICES.

Any vacancy occurring in any office of the Trust shall be filled by the Board or as provided in Section 5.2.

5.6 AUTHORITY AND DUTIES OF OFFICERS.

All Officers of the Trust shall respectively have such authority and perform such duties in the management of the business of the Trust as may be designated from time to time by the Board and, to the extent not so provided, as generally pertain to their respective offices, subject to the control of the Board.

ARTICLE VI
RECORDS AND REPORTS

6.1 MAINTENANCE AND INSPECTION OF RECORDS.

The Trust shall, either at its principal executive office or at such place or places as designated by the Board, keep or cause to be kept a record of the holders of beneficial interests in the Trust, listing their names and addresses and the number and class of beneficial interests held by each, a copy of the COT, the LTA, and the Plan (in each case, as amended to date), and accounting books and other records.

6.2 INSPECTION BY BOARD MEMBERS.

Any Board Member shall have the right to examine the Trust’s ledger of beneficial interests, a list of its holders thereof, and its other books and records for a purpose reasonably related to his or her position as a Board Member.  A court of competent jurisdiction may summarily order the Trust to permit the Board Member to inspect any and all books and records, the beneficial interest ledger, and the beneficial interest list and to make copies or extracts therefrom. The Court may, in its discretion, prescribe any limitations or conditions with reference to the inspection, or award such other and further relief as the Court may deem just and proper.

ARTICLE VII
GENERAL MATTERS

7.1 EXECUTION OF CORPORATE CONTRACTS AND INSTRUMENTS.

The Board, except as otherwise provided in these By-Laws, may authorize the Liquidation Trustee, any Officer or Officers, or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the Trust; such authority may be general or confined to specific instances. Unless so authorized or ratified by the Board, or within the powers of the Liquidation Trustee as set forth in the COT, the LTA or the Delaware Act, or within the agency power of such Officer, neither the Liquidation Trustee nor any such Officer or other agent of the Trust shall have any power or authority to bind the Trust by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

7.2 BENEFICIAL INTEREST CERTIFICATES.

The beneficial interests in the Trust shall not be represented by certificates.

7.3 CONSTRUCTION; DEFINITIONS.

Unless the context requires otherwise, the general provisions, rules of construction and definitions in the LTA and the Delaware Act shall govern the construction of these By-Laws. Without limiting the generality of this provision, the singular number includes the plural, the plural number includes the singular, and the term “person” includes both a legal entity and a natural person.

7.4 CASH DISTRIBUTIONS.

The Board, subject to any restrictions contained in the COT, the LTA, or the Delaware Act, or the Plan, may (i) declare and pay distributions out of Available Cash to the holders of beneficial interests in the Trust and (ii) set apart out of any of the funds of the Trust available for such cash distribution a reserve or reserves for any proper purpose and may abolish any such reserve.

7.5 FISCAL YEAR.

The fiscal year of the Trust shall be the calendar year.

7.6 TRANSFER OF INTERESTS.

Beneficial interests in the Trust shall be subject to such restrictions on transfer set forth in, and shall be transferable only in the manner prescribed by, the LTA. Subject to the LTA, beneficial interests in the Trust may be transferred on the books of the Trust only by the holder of record thereof or by such holder’s attorney duly authorized in writing, upon surrender to the Trust of the certificate or certificates (if any) representing such beneficial interests endorsed by the appropriate person or persons (or by delivery of duly executed instructions with respect to uncertificated beneficial interests), with such evidence of the authenticity of such endorsement or execution, transfer, authorization and other matters as the Trust may reasonably require. No transfer of beneficial interests in the Trust shall be valid as against the Trust for any purpose until it shall have been entered in the records of beneficial interests in the Trust by an entry showing the names of the persons from and to whom it was transferred.

7.7 REGISTERED HOLDERS OF BENEFICIAL INTERESTS.

The Trust:

(i) shall be entitled to recognize the exclusive right of a person registered on its books as the owner of beneficial interests in the Trust to receive distributions of cash; and

(ii) shall not be bound to recognize any equitable or other claim to or interest in such beneficial interest or beneficial interests in the Trust on the part of another person, whether or not it shall have express or other notice thereof, except as otherwise required by the COT, the LTA, the Delaware Act or the Plan.

ARTICLE VIII
AMENDMENTS

8.1 BY THE BOARD OF BOARD MEMBERS.

Subject to the provisions of the COT and the LTA, these By-Laws may be altered, amended or repealed or new Bylaws may be adopted by the affirmative vote of a majority of the Board Members present at any regular or special meeting of the Board at which a quorum is present.

CERTIFICATE OF LIQUIDATION TRUSTEE

The undersigned, being the duly appointed Liquidation Trustee of Woodbridge Liquidation Trust, a Delaware statutory trust, hereby certifies that the Bylaws to which this Certificate is attached were duly adopted by the Board of said Trust effective August 21, 2019.

/s/ Michael Goldberg
Michael Goldberg,
Liquidation Trustee